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                                                        June 23, 1998


Dear fellow KCPL employee:

     The enclosed brochure is being sent to all KCPL shareholders to provide information to help them make an informed decision when they vote on the proposed merger with Western Resources. I want each of you to receive this information, also, whether or not you're a shareholder, to better understand this important transaction.

     A positive vote will bring about the formation of Westar Energy, a combination that offers KCPL, its employees and
shareholders many benefits.    The creation of Westar Energy will
unite three proven and established regional electric utilities - KCPL, KGE and KPL - to create a larger electric utility positioned to compete in our changing industry. KCPL will continue building on its 116-year heritage of leadership in the area, enhancing our valuable brand identity and continuing our competitive marketing strategy.

     Please read this brochure carefully because it answers frequently asked questions about this transaction and its benefits. If you have further questions, direct them to KCPL's
Investor Relations Department at 1-800-245-5275.

     Thank you for your continued patience and support. It has been greatly appreciated.

                                   Sincerely,

                                   /s/Drue Jennings